                                                                Exhibit 10.1



                                LEASE AGREEMENT
                                ---------------


                                   CONCOURSE
                                   ---------


                               ATLANTA, GEORGIA
                               ----------------



LANDLORD:           CONCOURSE I, LTD.

TENANT:             NOVA INFORMATION SYSTEMS, INC.

BUILDING:           CORPORATE CENTER ONE

SUITE:              300

SQ. FT.:            APPROXIMATELY 38,311 RENTABLE

TERM:               SIXTY-FOUR (64) MONTHS

                       TABLE OF CONTENTS
                       -----------------


Item                                                               Page
- ----                                                               ----

1.   PREMISES AND TERM...........................................    1
     -----------------

2.   RENT........................................................    2
     ----

3.   REIMBURSEMENT FOR INCREASES IN OPERATING EXPENSES AND TAXES.    2
     -----------------------------------------------------------

4.   DELIVERY OF THE PREMISES....................................    5
     ------------------------

5.   ACCEPTANCE OF THE PREMISES..................................    6
     --------------------------

6.   USE.........................................................    6
     ---

7.   TENANT'S CARE OF THE PREMISES...............................    6
     -----------------------------

8.   SERVICES....................................................    7
     --------

9.   DESTRUCTION OR DAMAGE TO PREMISES...........................   10
     ---------------------------------

10.  DEFAULT BY TENANT; LANDLORD'S REMEDIES......................   11
     --------------------------------------

11.  ASSIGNMENT AND SUBLETTING...................................   13
     -------------------------

12.  CONDEMNATION................................................   15
     ------------

13.  INSPECTIONS.................................................   16
     -----------

14.  SUBORDINATION...............................................   16
     -------------

15.  INDEMNIFICATION AND HOLD HARMLESS...........................   17
     ---------------------------------

16.  TENANT'S INSURANCE..........................................   18
     ------------------

17.  REMEDIES CUMULATIVE.........................................   19
     -------------------

18.  ENTIRE AGREEMENT - NO WAIVER................................   19
     ----------------------------

19.  HOLDING OVER................................................   19
     ------------

20.  HEADINGS....................................................   19
     --------

21.  NOTICES.....................................................   19
     -------

22.  HEIRS, SUCCESSORS, AND ASSIGNS - PARTIES....................   20
     ----------------------------------------

23.  ATTORNEY'S FEES.............................................   20
     ---------------

24.  TIME OF ESSENCE.............................................   20
     ---------------

25.  NO ESTATE IN LAND...........................................   20
     -----------------

26.  SECURITY DEPOSIT............................................   21
     ----------------

27.  COMPLETION OF THE PREMISES..................................   21
     --------------------------

28.  PARKING ARRANGEMENTS........................................   21
     --------------------

29.  RULES AND REGULATIONS.......................................   22
     ---------------------

30.  RIGHT TO RELOCATE...........................................   22
     -----------------

31.  LATE PAYMENTS...............................................   22
     -------------

32.  ESTOPPEL CERTIFICATE........................................   23
     --------------------

33.  SEVERABILITY AND INTERPRETATION.............................   23
     -------------------------------

34.  TENANTS.....................................................   23
     -------

35.  FORCE MAJEURE...............................................   23
     -------------

36.  QUIET ENJOYMENT.............................................   24
     ---------------

37.  BROKERAGE COMMISSION; INDEMNITY.............................   24
     -------------------------------

38.  EXCULPATION OF LANDLORD.....................................   24
     -----------------------

39.  ORIGINAL INSTRUMENT.........................................   24
     -------------------

40.  GEORGIA LAW.................................................   24
     -----------

41.  NO RECORDATION OF LEASE.....................................   24
     -----------------------

42.  HAZARDOUS WASTES............................................   24
     ----------------

43.  LEASE BINDING UPON DELIVERY.................................   25
     ---------------------------

44.  SPECIAL STIPULATIONS........................................   25
     --------------------



Exhibit "A" - Location of Premises Within Building

Exhibit "B" - Space Plan of Premises

Exhibit "C" - Work Letter

Exhibit "D" - Rules and Regulations

Exhibit "E" - Description of the Property

Exhibit "F" - Location of Expansion Space Within Building

Exhibit "G" - Acceptance of Premises Agreement

                       DEFINITIONS
                       -----------

Defined Term                                            Paragraph
- ------------                                            ---------

Additional Electrical Equipment. . . . . . . . . . . . .8(b)(iv)
Building . . . . . . . . . . . . . . . . . . . . . . . .1(a)
Commencement Date. . . . . . . . . . . . . . . . . . . .1(b)
Concourse. . . . . . . . . . . . . . . . . . . . . . . .30
Fairchild Service. . . . . . . . . . . . . . . . . . . .8(e)
Faison . . . . . . . . . . . . . . . . . . . . . . . . .37
Initial Operating Costs. . . . . . . . . . . . . . . . .3(a)
Landlord . . . . . . . . . . . . . . . . . . . . . . . .Caption
Lease. . . . . . . . . . . . . . . . . . . . . . . . . .Caption
Lease Year . . . . . . . . . . . . . . . . . . . . . . .1(c)
Monthly Rental . . . . . . . . . . . . . . . . . . . . .2(a)
Mortgagee. . . . . . . . . . . . . . . . . . . . . . . .14(a)
Operating Costs. . . . . . . . . . . . . . . . . . . . .3(b)
Premises . . . . . . . . . . . . . . . . . . . . . . . .1(a)
Property . . . . . . . . . . . . . . . . . . . . . . . .1(d) and
                                                        Exhibit "E"
Rent . . . . . . . . . . . . . . . . . . . . . . . . . .2(c)
Rules. . . . . . . . . . . . . . . . . . . . . . . . . .6 and
                                                        Exhibit "D"
Tenant . . . . . . . . . . . . . . . . . . . . . . . . .Caption
Tenant's Share . . . . . . . . . . . . . . . . . . . . .3(c)
Term. .  . . . . . . . . . . . . . . . . . . . . . . . .1(b)

                                LEASE AGREEMENT
                                   CONCOURSE

          THIS LEASE AGREEMENT (the "Lease"), made this 31st day of May, 1996, by and between CONCOURSE I, LTD. ("Landlord"), a Georgia limited partnership which has as its address for all purposes hereunder as follows:

                         Concourse I, Ltd.
                         c/o Faison & Associates
                         Five Concourse Parkway
                         Suite 2000
                         Atlanta, Georgia  30328-6111

and NOVA INFORMATION SYSTEMS, INC. ("Tenant"), a corporation of the State of Georgia, which has as its address:

                         Prior to the Commencement Date:

                         Nova Information Systems, Inc.
                         Five Concourse Parkway
                         Suite 700
                         Atlanta, Georgia  30328

                         After the Commencement Date:

                         Nova Information Systems, Inc.
                         One Concourse Parkway
                         Suite 300
                         Atlanta, Georgia  30328-5346

                        WITNESSETH:
                        ----------

     1. PREMISES AND TERM
        -----------------

          (a) Landlord hereby rents and leases to Tenant, and Tenant hereby rents and leases from Landlord, the following described space (the "Premises"):

                         Floor: 3rd
                         Suite: 300
                         Square Feet: Approximately 38,311 Rentable

located at the herein called "Building":

                         Building: Corporate Center One
                         Address: One Concourse Parkway, Fulton County, Georgia Total Building Rentable Area: 287,929

          (b) The Premises are more particularly shown and outlined on the space plans attached hereto as Exhibit "B", and made a part hereof, and are located in
                         -----------
that portion of the Building shown on Exhibit "A", attached hereto and by this
                                      -----------
reference incorporated herein. The term of this Lease (the "Term") shall commence, subject to the provisions of Paragraph 4 herein, on the 1st day of August, 1996, (the "Commencement Date"), and end at midnight on the 30th day of November, 2001, unless sooner terminated as herein provided. This Lease shall be effective and enforceable upon its execution and delivery, whether such execution and delivery occurs on, prior to, or after the Commencement Date.

          (c)  "Lease Year" as used herein shall mean (i) each and every twelve
(12) month period during the Term of this Lease, or (ii) in the event of Lease expiration or termination, the period between the last twelve (12) month period and said expiration or termination. The first such twelve (12) month period shall commence on the Commencement Date.

          (d) The Building and the land upon which said Building is located, more particularly described on Exhibit "E" (the "Land"), attached hereto and by
                               -----------
this reference incorporated herein, is herein sometimes collectively referred to as the "Property".

          (e) The Premises shall include the appurtenant right to use, in common with others, public lobbies, entrances, stairs, corridors, elevators, and other public portions of the Building. All the windows and outside walls of the Premises, and any space in the Premises used for shafts, pipes, conduits, ducts, telephone ducts and equipment, electric or other utilities, sinks or other Building facilities, and the use thereof and access thereto through the Premises for the purposes of operation, maintenance, inspection, display and repairs are hereby reserved to Landlord. No easement for light, air or view is granted or implied hereunder, and the reduction or elimination of Tenant's light, air or view will not affect this Lease.

    2. RENT
       ----

          (a) Tenant shall pay to Landlord at the address of Landlord indicated herein, or at such other place Landlord designates without demand, deduction or setoff, rental due and payable in monthly installments (the "Monthly Rental") in advance on the first (1st) day of each calendar month during the Term, in the following amounts:

                     Per Rentable     Monthly        Annual
Lease Year           Square Foot      Rental         Base Rental
- ----------         ---------------  -------------  --------------

    1                  $21.75         $69,438.69     $833,264.25
    2                  $22.29         $71,162.68     $853,952.19
    3                  $22.85         $72,950.53     $875,406.35
    4                  $23.42         $74,770.30     $897,243.62
    5                  $24.01         $76,653.93     $919,847.11
    6                  $24.61         $78,569.48     $314,277.92
                                                     (4 months)

provided, however, that this provision shall not eliminate or be deemed to eliminate Tenant's obligation to pay any other amounts or charges due of Tenant under this Lease, including, but not limited to, the amounts and charges due of Tenant under Paragraphs 3 and 8(c) of this Lease, and Landlord does not waive the right to collect any such sums.

          (b) If the Term commences at any time other than the first day of a month or terminates at any time other than the last day of a month, the amount of Rent due from Tenant shall be proportionately adjusted based on that portion of the month that this Lease is in effect.

          (c) The term "Rent", as used herein, shall mean
Monthly Rental, "Tenant's Share" of "Operating Costs" (as those terms are defined herein) and any other amounts due of Tenant hereunder.


    3. REIMBURSEMENT FOR INCREASES IN OPERATING EXPENSES AND TAXES
       -----------------------------------------------------------

          (a) Tenant hereby covenants and agrees and shall be obligated to pay to Landlord, in addition to and not in lieu of the other amounts specified herein, "Tenant's Share" of the increases in "Operating Costs" over the "Initial Operating Costs" (as those terms are hereinafter defined).
The Monthly Rental provided for herein is based, in part, upon Landlord's estimate of Operating Costs. The "Initial Operating Costs" are stipulated to be the actual Operating Costs for the calendar year 1996.

          (b) The term "Operating Costs" shall mean all operating expenses of the Property and Building, computed on an accrual basis and including all expenses, costs, and disbursements of every kind and nature, which Landlord (i) shall pay; and/or (ii) become obligated to pay, including, but not limited to, the following:

                        (i) Wages and salaries of all employees engaged in the operation and maintenance of the Property and Building, including, but not limited to, taxes, insurance and benefits relating thereto;

                       (ii) All supplies and materials used in the operation and maintenance of the Property and Building;

                      (iii) Cost of water, sewage, electricity and other utilities furnished in connection with the operation of the Building;

                       (iv) Cost of all service agreements and maintenance for the Property and Building and the equipment therein, including, but not limited to, trash removal, security services, alarm services, window cleaning, janitorial service, HVAC maintenance, elevator maintenance, and grounds maintenance;

                        (v) Cost of all insurance relating to the Property and Building including, but not limited to, the cost of casualty and liability insurance applicable to the Property and Building and Landlord's personal property used in connection therewith;

                       (vi) All taxes (ad valorem and otherwise), assessments, and governmental charges whether federal, state, county, or municipal, and whether by taxing districts or authorities presently taxing the Property and Building or by others, subsequently created or otherwise, and any other taxes (other than federal and state income taxes), and assessments attributable to the Property and Building or its operation and any reasonable consultants fees incurred with respect to issues or concerns involving the taxes or the Building, the Property, or both;

                      (vii) Cost of repairs and general maintenance of the interior and exterior of the Property and Building (including, but not limited to, glass breakage), parking areas, and landscaping;

                     (viii) A management fee for general operation and management of the Property and Building, such management fee to be consistent with the management fee paid for the management of other first-class office buildings in the area of the Building;

                       (ix) An amortization cost (over the useful life of the improvements) due to any capital expenditures incurred (i) which have the effect of reducing or limiting Operating Costs of the Property and Building, if such reduction or limitation inures to Tenant's benefit (but only to the extent and in the amount that such Operating Costs of the Property and Building are reduced), or (ii) which may be required by governmental authority or by Landlord's insurance carrier;

                        (x) All assessments made, charged, levied, assessed or accrued against Landlord by The Concourse Office Park Association, Inc.; provided, however, that the capital expenditures incorporated in such assessments shall be amortized over the useful life of the improvements.

Excluded from "Operating Costs" are:

                         (i) Replacement of capital investment items (excepting
               those expenditures referred to above);

                        (ii) Landlord's home office expense;

                       (iii) Leasing commissions;

                        (iv) Specific costs billed to and paid by specific
               tenants or other third parties;

                         (v) Depreciation;

                        (vi) Principal, interest, and other costs directly
               related to financing the Building or Land;

                       (vii) The cost of any repairs or general
               maintenance paid by the proceeds of insurance policies carried by Landlord on the Property and Building;

                      (viii) The wages and salaries of any supervisory or
               management employee of Landlord not involved in the day-to-day operation and maintenance of the Property and Building, including, without limitation, salaries of executives above the grade of "Senior Property Management Associate" or its equivalent;

                        (ix) Cost of correcting initial construction defects;

                         (x) Repairs caused by the gross negligence or willful
               misconduct of Landlord;

                        (xi) Advertising;

                       (xii) Ground lease payments;

                      (xiii) Landlord's legal fees incurred in connection
               with (A) leasing space at the Property other than the Premises,
               (B) enforcement of Landlord's rights against other tenants of the Property, and (C) tax matters (unless Operating Costs are reduced thereby).

          (c) The term "Tenant's Share" shall mean the proportion that the Square Feet in the Premises bears to ninety-five percent (95%) of the Total Building Rentable Area, or the average percentage of the Total Building Rentable Area actually leased in the Building for any calendar year, if such average is greater than ninety-five percent (95%) of the Total Building Rentable Area. The average shall be determined by adding together the total leased space on the last day of each month during the calendar year in question and dividing by twelve (12). Tenant's Share is used in this Lease to determine the portion of Operating Costs payable by Tenant, on a per square foot per annum basis. Notwithstanding anything to the contrary contained herein, if the Building is not fully occupied during any calendar year, appropriate adjustments shall be made to determine Operating Costs as though the Building had been fully occupied in such calendar year, but Tenant shall not be required to pay more than Tenant's Share of Operating Costs.

          (d) Landlord shall, within one hundred twenty (120) days (or as soon thereafter as practical) after the close of the calendar year 1997 and each subsequent calendar year during the Term, give Tenant an unaudited statement of such year's actual Operating Costs and a comparison with the Initial Operating Costs, and if an additional amount is due, Tenant shall pay Tenant's Share of such additional amount to Landlord within thirty (30) days of statement receipt.

          (e) If this Lease commences at any time other than the first day of a calendar year or terminates at any time other than the last day of a calendar year the amount of additional rent due from Tenant shall be proportionately adjusted based on that portion of the year that this Lease was in effect.

          (f) Within ninety (90) days of its receipt of the operating statement, Tenant at its sole cost and expense shall have the right to review in Landlord's offices and during normal business hours Landlord's records of Operating Costs. If within such ninety (90) day period, Tenant does not give notice stating in detail reasonable objections to such additional Rent calculations, Tenant shall be deemed to have given approval of such calculations. Failure to pay such additional Rent, whether or not under protest, within thirty (30) days of receipt of such statement shall constitute a default hereunder.

          (g) Tenant's payments of Operating Costs shall not be deemed payments of base rental under any governmental wage and price controls or analogous governmental actions affecting the amount of Rent which Landlord may charge Tenant for the Premises.

    4. DELIVERY OF THE PREMISES
       ------------------------

          Landlord shall deliver possession of the Premises to Tenant, with the improvements to be constructed pursuant to Exhibit "C" attached hereto and by
                                           -----------
this reference incorporated herein, "Substantially Complete" (as defined in

Exhibit "C") on the Commencement Date.  If Landlord for any reason whatsoever
- -----------
cannot deliver possession of the Premises, with the improvements to be constructed pursuant to Exhibit "C" Substantially Complete to Tenant at the
                        -----------
Commencement Date, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom. If the delay is not due to "Tenant Delay" (as defined in Section 4.03 of Exhibit "C"), Monthly
                                                         -----------
Rental shall be waived for the period between the Commencement Date and the date which Landlord delivers possession of the Premises to Tenant. If the delay is due to Tenant Delay, Monthly Rental shall commence as of the Commencement Date.

    5.  ACCEPTANCE OF THE PREMISES
        --------------------------

          The taking of possession of Premises by Tenant shall be conclusive evidence that Tenant accepts the same "as is" and that said Premises and the Building were in good and satisfactory condition for the use intended at the time such possession was taken, subject to "punch-list" items which must be remedied after Tenant's acceptance of the Premises. Tenant shall execute and deliver an "Acceptance of Premises" agreement upon the taking of possession of the Premises, in the form attached hereto as Exhibit "G" and made a part hereof.
                                             -----------

    6. USE
       ---

          Tenant shall use the Premises only for professional, executive office purposes, data processing, and otherwise generally in accordance with the manner of use by other tenants in the Building. Tenant's use of the Premises shall not violate any ordinance, law or regulation of any governmental body or the "Rules and Regulations" of Landlord (the "Rules") as set forth in Exhibit "D" attached
                                                           -----------
hereto and made a part hereof, or cause an unreasonable amount of use of any of the services provided in the Building. Tenant shall conduct its business in the manner and according to the generally accepted business principles of the business or profession in which Tenant is engaged. Tenant shall have access to the Premises at all times, subject to Landlord's Rules (as hereinafter defined) and security measures which may be imposed from time to time, casualty, condemnation and force majeure (as described in Paragraph 35 hereof).

    7. TENANT'S CARE OF THE PREMISES
       -----------------------------

          (a) Except as provided to the contrary in Paragraph 8 hereof, Tenant will maintain the Premises and the fixtures and appurtenances therein in a first-class condition, normal wear and tear excepted, and will neither commit nor suffer waste or injury thereof. Any repair work, maintenance and any alterations permitted by Landlord in the Premises (i) shall be done at Tenant's sole cost and expense (except for damage resulting from the gross negligence or willful misconduct of Landlord); (ii) shall be done by Landlord's employees or agents or, with Landlord's consent, by persons requested by Tenant; and (iii) shall first be consented to by Landlord. Tenant shall, at Tenant's expense, but under the direction of Landlord and performed by Landlord's employees or agents, or with Landlord's consent, by persons requested by Tenant and consented to by Landlord, promptly repair any injury or damage to the Premises or Building caused by the misuse or neglect thereof by Tenant, by Tenant's contractors, subcontractors, customers, employees, licensees, agents, or invitees.

          (b)  Tenant will not, without Landlord's prior consent,
make alterations, additions or improvements (including, but not limited to, structural alterations, additions or improvements) in or about Premises and will not do anything to or on the Premises which will increase the rate of insurance on the Building or the Property. Except for trade fixtures installed by Tenant, all alterations, additions or improvements of a permanent nature made or installed by Tenant to the Premises shall become the property of Landlord at the expiration or early termination of this Lease. Tenant shall not be obligated to remove any improvements or additions made to the Premises by Tenant, including, without limitation, the "Tenant Improvements" (as defined in Exhibit "C"), or to
                                                             -----------
repair and restore the Premises to their condition prior to such alteration, addition or improvement, unless at or prior to the time Tenant requests the right to make such alteration, addition or improvement Landlord notifies Tenant in writing that such item must be removed by Tenant at the expiration or early termination of the Term.

          (c) No later than the last day of the Term, Tenant will remove Tenant's personal property and trade fixtures and repair injury done by or in connection with installation or removal of said property and surrender the Premises (together with all keys, access cards or entrance passes to the Premises and/or the Building) in as good a condition at the beginning of the Term, reasonable wear and tear excepted. All property of Tenant remaining in the Premises after expiration of the Term shall be deemed conclusively abandoned and may be removed by Landlord, and Tenant shall reimburse Landlord for the cost of removing the same, subject however, to Landlord's right to require Tenant to remove any improvements or additions made to the Premises by Tenant pursuant to the preceding Paragraph.

          (d) In doing any work on the installation of Tenant's furnishings, fixtures, or equipment in the Premises, Tenant will use only contractors or workers consented to by Landlord prior to the time such work is commenced, which consent shall not be unreasonably withheld or delayed.
Landlord may condition its consent upon its receipt from such contractors or workers of acceptable (i) lien waivers; and (ii) evidence of liability and personal property insurance coverage in amounts and with insurance carriers satisfactory to Landlord. Tenant shall promptly remove any lien or claim of lien for material or labor claimed against the Premises or Building, or both, by such contractors or workers if such claim should arise, and hereby indemnifies and holds Landlord harmless from and against any and all loss, cost, damage, expense or liabilities including, but not limited to, reasonable attorney's fees, incurred by Landlord, as a result of or in any way related to such claims or liens.

          (e) All personal property brought into the Premises by Tenant, its employees, licensees and invitees shall be at the sole risk of Tenant, and Landlord shall not be liable for theft thereof or of money deposited therein or for any damages thereto, such theft or damage being the sole responsibility of Tenant.

    8. SERVICES
       --------

          (a) Provided Tenant is in compliance with the terms and conditions of this Lease, Landlord shall furnish the following services (the cost of which services shall be reimbursed to Landlord in accordance with Paragraph 3 herein):

                     (i)   Elevator service for passenger and delivery needs.

                    (ii) Air conditioning during summer operations and heat during winter operations at temperature levels similar to other first class office buildings in the Atlanta area, but consistent with and subject to all Federal and local energy conservation regulations.

                  (iii) Public restrooms, including the furnishing of soap, paper towels, and toilet tissue.

                   (iv) Either hot and cold or tempered running water for all restrooms and lavatories.

                    (v) Janitorial service, including sanitizing, dusting, cleaning, mopping, vacuuming, and trash removal, each Monday through Friday, and floor waxing and polishing, window washing, smudge removal and venetian blind cleaning as appropriate.

                   (vi) The replacement of building standard fluorescent lamps and ballasts as needed.

                  (vii) Repairs and maintenance, for maintaining in good order at all times the exterior walls, exterior windows, structural and foundation elements of the Building, exterior doors and roof of the Building, public corridors, stairs, elevators, storage rooms, restrooms, the heating, ventilating and air conditioning systems, electrical and plumbing systems of the Building, and the walks, paving and landscaping surrounding the Building.

                 (viii) Grounds care, including the sweeping of walks and parking areas and the maintenance of landscaping in an attractive manner.

                   (ix) General management, including supervision, inspections and management functions.

                    (x)   Electricity for the Premises, Building and Property.

            (b) The services provided in Paragraph 8(a) are predicated on and are in anticipation the use of the Premises as follows:

                    (i) Services shall be provided for the Building during normal business hours as described in the Rules.

                   (ii) HVAC design is based on sustained outside temperatures being no higher than 95 degrees Fahrenheit and no lower than 14 degrees Fahrenheit with sustained occupancy of the Premises by no more than one person per 150 square feet of floor area and heat generated by electrical lighting and fixtures not to exceed 3.0 watts per square foot.

                  (iii) Electric power usage and consumption for the Premises shall be based on lighting of the Premises during normal business hours on a level suitable for normal office use and power for small desk-top machines, personal computers and other devices using no more than 110 volt, 20 amp circuits (allowable load of 15 amps). Heavier use items shall not be used or installed, unless expressly permitted elsewhere herein or by consent of Landlord.

                   (iv) Should Tenant's total rated electrical design load per square foot in the Premises exceed the Building standard rated electrical design load, on a per square foot basis, as determined by Landlord from time to time, for either low or high voltage electrical consumption, or if Tenant's electrical design requires low voltage or high voltage circuits in excess of Tenant's share of the Building standard circuits, as such share is determined by Landlord in Landlord's reasonable judgment, Landlord may (at Tenant's expense), if reasonably possible, install within the Building one (1) additional high voltage panel and/or one (1) additional low voltage panel with associated transformer (the "Additional Electrical Equipment") as necessary to accommodate the aforesaid requirements. If the Additional Electrical Equipment is installed because Tenant's low or high voltage rated electrical design load exceeds the applicable Building standard rated electrical design load (on a per square foot basis), then a meter may also be added by Landlord (at Tenant's expense) to measure the electricity provided through the Additional Electrical Equipment.

          (c) If Landlord establishes that Tenant uses any services in an amount or for a period in excess of that provided for herein, Landlord also reserves the right to charge Tenant reimbursement for the cost of such added services, and to install separate metering devices to determine such excessive periods and/or amounts, at Tenant's sole cost and expense. If there is disagreement as to such additional charge, the opinion of the appropriate local utility company or an independent professional engineering firm shall prevail.

          (d) Absent the gross negligence or willful misconduct of Landlord, Landlord shall not be liable for any damages directly or indirectly, and Tenant shall have no right of set-off or reduction in Rent, resulting from the installation, use, malfunction, or interruption of use of any equipment in connection with the furnishing of services referred to herein, including, but not limited to, any interruption in services by any cause beyond the immediate control of the Landlord; provided however, Landlord shall exercise due care in furnishing adequate and uninterrupted services. Without limitation on the foregoing, absent the gross negligence or willful misconduct of Landlord, Landlord shall not incur liability for damages caused directly or indirectly by any malfunction of Tenant's computer systems resulting from or arising out of the failure or malfunction of any electrical, air conditioning or other system serving the Building, and Tenant hereby expressly waives the right to make any such claim against Landlord.

          (e) There is available in the Building a Fairchild Communications Systems Service (the "Fairchild Service"), upon terms, conditions and fees to be agreed upon by Tenant and the party providing such Fairchild Service. Neither Landlord nor any manager of the Building shall be liable to Tenant for any damages should the furnishing of any or all of such Fairchild Service be disrupted, terminated or diminished in any manner, nor shall any disruption, diminution, or cessation relieve Tenant from the performance of any of Tenant's covenants, conditions and agreements under this Lease, nor shall any disruption, diminution or cessation constitute constructive eviction or entitle Tenant to an abatement of Rent. Tenant holds Landlord and any such manager harmless from any claims Tenant may have arising out of or connected with such cessation or interruption. If Tenant elects not to use the Fairchild Service, and Tenant has telephone or other such equipment installed at Tenant's own direction, such system shall not (i) cause the Building not to be in compliance with any municipal safety codes or ordinances, including, but not limited to, fire safety codes; (ii) cause damage to the Building; (iii) require an amount of electrical or other services unreasonably in excess of the requirements for customary business-telephone systems; or (iv) impact upon the normal use, function and operation of the Fairchild Service. If Tenant elects not to use or be a part of the Fairchild Service, Tenant shall not use any wiring or other equipment which is a part of the Fairchild Service without the prior, written consent of the provider of such services. If Tenant uses any such wiring or equipment without such consent, Tenant shall be liable for, and shall pay to the provider of such services on demand, (i) the cost of such use; (ii) the cost of repairing or replacing any wiring or equipment damaged or altered by such use; and (iii) any and all other damages caused by such use.

    9.  DESTRUCTION OR DAMAGE TO PREMISES
        ---------------------------------

          (a) If the Premises or the Building are totally destroyed (or so substantially damaged as to be untenantable in the determination of the "Landlord's Architect" (as defined in Exhibit "C" or any successor architect
                                      -----------
engaged by Landlord to provide general services in the Building) by storm, fire, earthquake or other casualty, Landlord shall have the option to:

                    (i) Terminate this Lease as of the date of the occurrence of the storm, earthquake, fire or other casualty by giving notice to Tenant within sixty (60) days from the date of such damage or destruction; or

                   (ii) Commence the process of restoration of the Premises to a tenantable condition within sixty (60) days from the date of receipt by Landlord of all of the insurance proceeds paid with respect to such casualty, and proceed with due diligence to complete said restoration of the Premises. If Landlord chooses to restore the Premises, Rent shall abate with respect to the untenantable portion of the Premises from the date of such casualty until the date of substantial restoration thereof.

Within sixty (60) days of the date of any such casualty, Landlord shall deliver to Tenant an estimate of the time period required to complete the restoration of the Premises and/or the Building, and if such estimated period is greater than one hundred eighty (180) days, Tenant shall have the right to terminate this Lease upon ten (10) days' prior written notice to Landlord. If Landlord fails to complete such restoration within one hundred eighty (180) days of the date of the casualty, this Lease may be terminated as of the date of the casualty upon notice from either party to the other, given not more than ten (10) days following the expiration of said one hundred eighty (180) day period. If such notice is not given, this Lease shall remain in force and effect and Rent shall commence upon delivery of the Premises to Tenant in a tenantable condition (evidenced by notice to Tenant that the Premises are substantially completed). If such damage or destruction occurs within six (6) months of the expiration of the Term, Tenant may, at its option on notice to Landlord within thirty (30) days of such destruction or damage, terminate this Lease as of the date of such destruction or damage.

          (b) If the Premises are damaged but not rendered wholly untenantable by any event set forth in Paragraph 9(a) above, Rent shall abate in the proportion the Premises have been made untenantable. Landlord shall restore the Premises expeditiously, and in any event within one hundred eighty (180) days from the date of such casualty, and upon the date of restoration, full Rent shall commence.

    10.  DEFAULT BY TENANT; LANDLORD'S REMEDIES
         --------------------------------------

            (a) The occurrence of any of the following shall constitute an Event of Default hereunder by Tenant:

                    (i) The Rent or any other sum of money due of Tenant hereunder is not paid within ten (10) days of the date when due;

                   (ii)   INTENTIONALLY OMITTED;

                  (iii) Any petition is filed by or against Tenant under any section or chapter of the National or Federal Bankruptcy Act or any other applicable Federal or State bankruptcy, insolvency or other similar law, and, in the case of a petition filed against Tenant, such petition is not dismissed within sixty (60) days after the date of such filing; if Tenant shall become insolvent or transfer property to defraud creditors; if Tenant shall make an assignment for the benefit of creditors; or if receiver is appointed for any of Tenant's assets;

                   (iv) Tenant fails to bond off or otherwise remove any lien filed against the Premises or the Building by reason of Tenant's actions, within twenty (20) days after Tenant has notice of the filing of such lien;

                    (v) Tenant fails to observe, perform and keep the covenants, agreements, provisions, stipulations, conditions and Rules herein contained to be observed, performed and kept by Tenant (other than the failure to pay when due any Rent or any other sum of money becoming due Landlord hereunder, which under all circumstances is governed by and subject to Paragraph 10(a)(i) herein), and persists in such failure after thirty (30) days written notice by Landlord requiring that Tenant remedy, correct, desist or comply (or if any such failure to comply on the part of Tenant would reasonably require more than thirty (30) days to rectify, unless Tenant commences rectification within ten (10) days of such notice from Landlord and thereafter promptly, effectively and continuously proceeds with the rectification of the failure to comply on the part of Tenant and, in all such events, cures such failure to comply on the part of Tenant no later than sixty (60) days after such notice).

          (b) Upon the occurrence of an Event of Default, Landlord shall have the option to do and perform any one or more of the following:

                    (i) Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord. If Tenant shall fail to do so, Landlord may, without further notice and without prejudice to any other remedy Landlord may have, enter upon the Premises without the requirement of resorting to the dispossessory procedures set forth in O.C.G.A. (S)(S) 44-7-50 et seq.
              -- ---
              and expel or remove Tenant and Tenant's effects without being liable for any claim for trespass or damages therefor. Upon any such termination, Tenant shall remain liable to Landlord for damages, due and payable monthly on the day Rent would have been payable hereunder, in an amount equal to the Rent and any other amounts which would have been owing by Tenant for the balance of the Term, had this Lease not been terminated, less the net proceeds, if any, of any reletting of the Premises by Landlord, after deducting all of Landlord's costs and expenses (including, without limitation, advertising expenses and professional fees) incurred in connection with or in any way related to the termination of this Lease, eviction of Tenant and such reletting; and/or

                   (ii) Declare the entire amount of Rent calculated on the current rate being paid by Tenant, and other sums which in Landlord's reasonable determination would become due and payable during the remainder of the Term (including, but not limited to, increases in Rent pursuant to Paragraphs 2 and 3 herein), discounted to present value by using a reasonable discount rate selected by Landlord, to be due and payable immediately. Upon such acceleration of such amounts, Tenant agrees to pay the same at once, together with all Rent and other amounts theretofore due, less the market value of the Premises for the remainder of the Term, as determined by Landlord (taking into consideration the probable costs of marketing and reletting the Premises, then-current rental rates, probable rental rates for the remainder of the Term, probable concession packages, the probability of reletting the Premises and the probable amount of time which will elapse before the Premises are relet), at Landlord's address as provided herein; provided however, that such payment shall not constitute a penalty or forfeiture but shall constitute liquidated damages for Tenant's failure to comply with the terms and provisions of this Lease (Landlord and Tenant agreeing that Landlord's actual damages in such an event are impossible to ascertain and that the amount set forth above is a reasonable estimate thereof). The acceptance of such payment by Landlord shall not constitute a waiver of rights or remedies to Landlord for any failure of Tenant thereafter occurring to comply with any term, provision, condition or covenant of this Lease (except for the amounts liquidated as set forth herein); and/or

                  (iii) Enter the Premises as the agent of Tenant without the requirement of resorting to the dispossessory procedures set forth in O.C.G.A. (S)(S) 44-7-50 et seq. and without being liable for
                                         -- ---
              any claim for trespass or damages therefor, and, in connection therewith, rekey the Premises, remove Tenant's effects therefrom and store the same at Tenant's expense, without being liable for any damage thereto, and relet the Premises as the agent of Tenant, without advertisement, by private negotiations, for any term Landlord deems proper, and receive the rent therefor. Tenant shall pay Landlord on demand any deficiency that may arise by reason of such reletting, but Tenant shall not be entitled to any surplus so arising. Tenant shall reimburse Landlord for all costs and expenses (including, without limitation, advertising expenses and professional fees) incurred in connection with or in any way related to the eviction of Tenant and reletting the Premises, and for the amount of any other Rent which would have been due of Tenant to Landlord hereunder if not for certain concessions granted by Landlord to Tenant. Landlord, in addition to but not in lieu of or in limitation of any other right or remedy provided to Landlord under the terms of this Lease or otherwise (but only to the extent such sum is not reimbursed to Landlord in conjunction with any other payment made by Tenant to Landlord), shall have the right to be immediately repaid by Tenant the unamortized (assuming an even, straight-line amortization over the initial Term) amount of all leasing commissions, the "Allowance" and the "Design Fee Allowance" (as defined in Exhibit "C") paid by
                                                            -----------
              Landlord in connection with the Premises, and any and all costs and expenses incurred in renovating or altering the Premises to make it suitable for reletting; and/or

                   (iv) As agent of Tenant, do whatever Tenant is obligated to do under this Lease, including, but not limited to, entering the Premises, without being liable to prosecution or any claims for damages, in order to accomplish this purpose. Tenant agrees to reimburse Landlord immediately upon demand for any expenses which Landlord may incur in thus effecting compliance with this Lease on behalf of Tenant. Landlord shall not be liable for any damages resulting to Tenant from such action, unless caused by the gross negligence or willful misconduct of Landlord.

          (c) Pursuit by Landlord of any of the foregoing remedies shall not preclude the pursuit of general or special damages incurred, or of any of the other remedies provided herein, at law or in equity.

          (d) No act or thing done by Landlord or Landlord's employees or agents during the Term shall be deemed an acceptance of a surrender of the Premises. Neither the mention in this Lease of any particular remedy, nor the exercise by Landlord of any particular remedy hereunder, at law or in equity, shall preclude Landlord from any other remedy Landlord might have under this Lease, at law or in equity. Any waiver of or redress for any violation of any covenant or condition contained in this Lease or any of the Rules now or hereafter adopted by Landlord, shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of Rent with knowledge of the breach of any covenant in this Lease shall not be deemed a waiver of such breach.

    11. ASSIGNMENT AND SUBLETTING
        -------------------------

          (a) Tenant shall not sublet any part of the Premises, nor assign this Lease or any interest herein, without the prior consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Landlord may deny consent to an assignment or sublease if, by way of illustration but not limitation, the rate of compensation, including, but not limited to, all rent, for the portion of the Premises to be subleased or for the assignment of the Lease would be competitive with the then market rate as offered by Landlord for similar space in the Building (taking into consideration tenant improvements and other concessions) or if the financial statements of the proposed assignee or sublessee reasonably reflect an inability to satisfy the obligations under any such assignment or sublease as and when they become due. Additionally, neither Tenant nor any other person having an interest in the possession, use, occupancy or utilization of the Premises shall enter into any lease, sublease, license, concession, assignment or other agreement for use, occupancy or utilization of space in the Premises which provides for rental or other payment for such use, occupancy or utilization based, in whole or in part, on the net income or profits derived by any person or entity from the Premises leased, used, occupied or utilized. Any such purported lease, sublease, license, concession, assignment or other agreement shall be absolutely void and ineffective as a conveyance of any right or interest in the possession, use, occupancy or utilization of any part of the Premises. If such a sublease is entered into, neither the rental payable thereunder nor the amount thereof passed on to any person or entity shall have deducted therefrom any expenses or costs related in any way to the subleasing of such space.

          (b) Consent by Landlord to one assignment or sublease shall not destroy or waive this provision, and all later assignments and subleases shall likewise be made only upon prior consent of Landlord. If a sublease or assignment is consented to by Landlord, any sublessees or assignees shall become liable directly to Landlord for all obligations of Tenant hereunder without relieving or in any way modifying Tenant's liability hereunder. If Tenant notifies Landlord of Tenant's intent to sublease or assign this Lease, Landlord shall within thirty (30) days from such notice (i) consent to such proposed subletting; (ii) deny such consent, giving reasons for denying such consent at the time of the denial; or (iii) elect to cancel this Lease, or to reduce the Premises by the area requested to be subleased or assigned if the area is less than the entire Premises (Landlord shall not have the option to cancel this Lease if Tenant requests the Landlord's consent to an assignment or sublease under Paragraph 11(c) hereof). If Landlord elects to cancel or to reduce the area of the Premises, Tenant shall have ten (10) days from such notice to notify Landlord of Tenant's acceptance of such cancellation or reduction or Tenant's desire to remain in possession of Premises for the Term. If Tenant fails to so notify Landlord of Tenant's election to accept termination or reduction or to continue as Tenant hereunder, such failure shall be deemed an election to terminate or have the area of Premises reduced, as the case may be, and such termination or reduction shall be effective as of the end of the ten (10) day period provided for in Landlord's notice as hereinabove provided. If Landlord gives its consent to any such assignment or sublease, one-half (1/2) of any rent or other cost to the assignee or subtenant for all or any portion of the Premises over and above the Rent payable by Tenant for such space shall be due and payable, and shall be paid, to Landlord. If this Lease is cancelled, the area of Premises is reduced or a sublease or assignment is made as herein provided, Tenant shall pay Landlord a charge equal to the actual costs incurred by Landlord, in Landlord's reasonable judgment (including, but not limited to, the use and time of Landlord's personnel), for all of the reasonably necessary legal and accounting services required to accomplish such cancellation, reduction of area of the Premises, assignment or subletting, as the case may be.

          (c) Subject to the terms of Paragraph 11(d) hereof and Landlord's rights to notice and prohibition contained herein, Tenant shall have the right to assign the Lease or sublet the Premises, or any part thereof, without Landlord's consent, to any parent (including any entity that acquires all or substantially all of Tenant's assets), subsidiary, affiliate or controlled corporation or to any corporation into which Tenant may be converted or with which it may merge. Tenant shall have the obligation to notify Landlord of its intent of any such arrangement, and if Landlord reasonably determines that the proposed assignee or sublessee is engaged in a business which would materially interfere with the operation of the Property or that permitting the assignment or subletting would cause a violation by Landlord of its obligations under any lease covering a portion of the Property, Landlord shall have the right to prohibit such arrangement based upon the issue of the business of the proposed assignee or sublessee or the compatibility of the proposed assignee or sublessee with the businesses in the Building.

          (d) Tenant shall have no right to assign this Lease or sublet all or any part of the Premises to any such assignee or sublessee pursuant to Paragraph 11(c) above if the creditworthiness of such assignee or sublessee (taking into account net worth, cash on hand and cash available and net cash flow from operations) is less than Tenant's as of the date of this Lease. Landlord may request current financial statements from such assignee or sublessee certified by an officer or partner of such assignee or sublessee, or, if available, an outside independent auditor, to be true and correct. Tenant shall ensure that such assignee or sublessee shall provide such information to Landlord upon request, and Landlord shall have a reasonable time to review and assess such information prior to granting consent to any such assignment or sublease.

          (e) The sale or transfer of shares of stock of Tenant in a nationally recognized stock exchange shall not be deemed a transfer or assignment hereunder.

    12.  CONDEMNATION
         ------------

          If the Premises, or a part of such Premises such that the Premises in the judgment of the Architect for the Building are untenantable, or parking available on the Land in such quantities as to reduce the parking ratio below that which is presently required to be maintained for the project known as "Concourse" (the "Project") under applicable law (taking into account any applicable variances), are taken by eminent domain or other similar proceeding or are conveyed in lieu of such taking, this Lease shall expire on the date when title or right of possession vests, and Rent paid for any period beyond said date shall be repaid to Tenant. If there is a partial taking where this Lease is not terminated, the Rent shall be adjusted in proportion to the square feet of Premises taken, determined by the Architect for the Building. In either event, Landlord shall be entitled, and Tenant shall not have any right, to claim any award made in any condemnation proceeding, action or ruling relating to the Building or the Property; provided, however, Tenant shall be entitled to make a claim in any condemnation proceeding, action or ruling relating to the Building for Tenant's moving expenses, Tenant's interest hereunder, and the unamortized value of leasehold improvements in the Premises actually paid for by Tenant, to the extent such claim does not in any manner impact upon or reduce Landlord's claim or award in such condemnation proceeding, action or ruling. Landlord shall have, in Landlord's sole discretion, the option of terminating this Lease if any such condemnation, action, ruling or conveyance in lieu thereof makes continuation of Landlord's use of the Building economically unfeasible.

    13.  INSPECTIONS
         -----------

          Landlord, its agents or employees may enter the Premises at reasonable hours and with reasonable prior notice (except in the event of an emergency) to
(a) exhibit the Premises to prospective purchasers or tenants (during the last nine (9) months of the Term with respect to such tenants) of the Premises or the Building; (b) inspect the Premises to see that Tenant is complying with its obligations hereunder; and (c) make repairs (i) required of Landlord under the terms hereof; (ii) to any adjoining space in the Building; or (iii) to any systems serving the Building which run through the Premises.

    14. SUBORDINATION
        -------------

          (a) This Lease shall be subject and subordinate to any underlying land leases or first priority deed to secure debt which may now or hereafter affect this Lease, the Building or the Property and also to all renewals, modifications, extensions, consolidations, and replacements of such underlying land leases and such deeds to secure debt. In confirmation of the subordination set forth in this Paragraph 14, Tenant shall, at Landlord's request, execute and deliver such further instruments as may be desired by the holder of the first priority deed to secure debt (a "Mortgagee") or by any lessor under any such underlying land leases. Notwithstanding the foregoing, Landlord or such Mortgagee shall have the right to subordinate or cause to be subordinated, in whole or in part, any such underlying land leases or first priority deed to secure debt to this Lease (but not in respect to priority of entitlement of insurance or condemnation proceeds). If any such underlying land leases or first priority deed to secure debt terminates for any reason or any such first deed to secure debt is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination, deliver to Mortgagee within ten (10) days of written request an attornment agreement, providing that such Tenant shall continue to abide by and comply with the terms and conditions of this Lease.

          (b) If any proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale or conveyance in lieu of foreclosure under any deed to secure debt, Tenant shall at the option of the purchaser at such foreclosure or other sale, attorn to such purchaser and recognize such person as Landlord under this Lease. The institution of any suit, action or other proceeding by a Mortgagee or a sale of the Property pursuant to the powers granted to a Mortgagee under its deed to secure debt, shall not, by operation of law or otherwise, result in the cancellation or the termination of this Lease or of the obligations of Tenant hereunder.

          (c) If such purchaser requests and accepts such attornment, from and after such attornment, Tenant shall have the same remedies against such purchaser for the breach of an agreement contained in this Lease that Tenant might have had against the prior Landlord if the deed to secure debt had not been terminated or foreclosed, except such purchaser shall not be (i) liable for any act or omission of the prior Landlord; (ii) subject to any offsets or defenses which Tenant might have against the prior Landlord; or (iii) bound by any Rent or security deposit which Tenant might have paid in advance to the prior Landlord; provided, however, that clauses (i), (ii) and (iii) of this Paragraph 14(c) shall not apply to any such purchaser that is related directly or indirectly to the prior Landlord.

          (d) (i) Notwithstanding any provision contained in this Lease to the contrary, Landlord shall obtain non-disturbance agreements from all parties secured by any existing mortgage or deed to secure debt, and from any and all ground lessors holding an interest in the Land, which agreements shall provide that Tenant will not be joined as a party defendant in any action to enforce any mortgage or deed to secure debt, or to terminate any ground lease, nor will Tenant's rights under this Lease be affected by any such action or any judgment rendered as a result of such action, so long as there exists no uncured Event of Default on the part of Tenant under this Lease.

          (ii) It is further understood and agreed that this Lease shall not be subject and subordinate to any mortgages or deeds to secure debt placed on the Building or Property on or after the date of this Lease unless the Landlord provides Tenant with such non-disturbance agreement(s).

         (iii) All non-disturbance agreements obtained pursuant to the provisions hereof shall be conditioned upon Tenant's agreement to attorn to and recognize the purchaser at any foreclosure sale under such mortgage or deed to secure debt or to recognize any such ground lessor or its successors or assigns as the successor in interest to Landlord in the event of termination of such ground lease.

    15.  INDEMNIFICATION AND HOLD HARMLESS
         ---------------------------------

          (a) Tenant hereby indemnifies and holds Landlord and Landlord's property manager harmless from and against any injury, expense, damage, liability or claim, imposed on Landlord by any person whomsoever, whether due to damage to the Premises, claims for injuries to the person or property of any other tenant of the Building or of any other person in or about the Building for any purpose whatsoever, or administrative or criminal action by a governmental authority, whether such injury, expense, damage, liability or claim results either directly or indirectly from the act, omission, negligence, misconduct or breach of any provisions of this Lease by Tenant, the agents, servants, or employees of Tenant, or any other person entering upon the Premises under express or implied invitation or consent of Tenant. Tenant further agrees to reimburse Landlord or Landlord's property manager for any costs or expenses, including, but not limited to, court costs and reasonable attorney's fees, which Landlord or Landlord's property manager may incur in investigating, handling or litigating any such claim or any action by a governmental authority.

         (b) Tenant shall give notice to Landlord of any defective condition in or about the Premises known to Tenant, and further agrees to attempt to contact Landlord by telephone promptly (immediately in the case of an emergency) in such instance.

    16.  TENANT'S INSURANCE
         ------------------

            Tenant shall carry (at its sole expense during the Term):

          (i) all-risk property insurance, insuring Tenant's interest in its improvements to the Premises and any and all furniture, fixtures, equipment, supplies, inventory, contents and other property owned, leased, held or possessed by Tenant and contained therein. Such insurance shall be in an amount equal to the full replacement cost of such improvements and property, as such may increase from time to time, without deduction for depreciation, providing protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, special extended peril (all risk), boiler and machinery and sprinkler leakage;

        (ii) worker's compensation insurance as required by applicable law;

       (iii) comprehensive or commercial general liability insurance on an occurrence basis for injury to or death of a person or persons and for damage to property occasioned by or arising out of any construction work being done on the Premises, or arising out of the condition, use, or occupancy of the Premises, or other portions of the Building or Property, and covering Tenant's indemnification obligations imposed by Paragraph 15 of this Lease, the limits of such policy or policies to be in amounts not less than One Million and No/100 Dollars ($1,000,000) in primary liability coverage and Five Million and No/100 Dollars ($5,000,000) in excess liability coverage; and

        (iv) primary automobile liability insurance with limits of not less than One Million and No/100 Dollars ($1,000,000) per occurrence, covering owned, hired and non-owned vehicles used by Tenant.

    Landlord retains the right, in its reasonable discretion, to increase the amount of insurance required to be carried by Tenant not more frequently than annually based on such factors as Tenant's insurance claims history, the advice of Landlord's insurance advisors and any other relevant factors. Landlord and Tenant shall each have included in all policies of insurance respectively obtained by them with respect to the Building or Premises a waiver by the insurer of all right of subrogation against the other (and, with respect to Tenant's insurance, against Landlord's property manager) in connection with any loss or damage insured against. To the full extent permitted by law, Landlord and Tenant each waives all right of recovery against the other (and, with respect to Tenant, against Landlord's property manager), and agrees to release the other from liability for loss or damage to the extent such loss or damage is covered by valid and collectible insurance in effect at the time of such loss or damage; provided, however, that the foregoing release by each party is conditioned upon the other party's carrying insurance with the above described waiver of subrogation, and if such coverage is not obtained or maintained by either party, then the other party's foregoing release shall be deemed to be rescinded until such waiver is either obtained or reinstated. All said insurance policies shall be carried with companies admitted to do business in the State of Georgia reasonably satisfactory to Landlord and shall be noncancellable except after thirty (30) days written notice to Landlord. Each policy shall name Landlord, Landlord's property manager and any other person designated by Landlord as additional insureds and provide that it is primary to, and not contributing with, any policy carried by Landlord, Landlord's property manager, or other designated person covering the same loss. Tenant shall deliver duly executed certificates of such insurance to Landlord prior to the Commencement Date and at least thirty (30) days prior to the expiration of each respective policy term. No insurance policy or policies required to be carried by Tenant will be subject to more than a $25,000.00 deductible limit without Landlord's prior written consent. Landlord reserves the right to require Tenant to carry such other insurance (including, without limitation and as applicable, plate glass insurance, automobile liability insurance, builder's risk insurance) and endorsements in such amounts as Landlord in its reasonable, good faith discretion may deem necessary or appropriate. If Tenant fails to take out or keep in force any insurance required to be carried by Tenant, or to provide evidence of the same as required herein, Landlord shall have the right, but shall not be obligated, to obtain such insurance at the sole cost and expense of Tenant, and Tenant shall reimburse Landlord for the cost thereof upon demand as additional Rent.

    17. REMEDIES CUMULATIVE
        -------------------

          The rights given to Landlord and Tenant herein are in addition to any rights that may be given to Landlord or Tenant by any statute or under law.

    18. ENTIRE AGREEMENT - NO WAIVER
        ----------------------------

          This Lease contains the entire agreement of the parties hereto and no representations, inducements, promises or agreements, oral or otherwise, between the parties not embodied herein shall be of any force and effect. The failure of either party to insist in any instance on strict performance of any covenant or condition hereof, or to exercise any option herein contained, shall not be construed as a waiver of such covenant, condition or option in any other instance. This Lease cannot be changed or terminated orally, and can be modified only in writing, executed by each party hereto.

    19.  HOLDING OVER
         ------------

          If Tenant remains in possession of the Premises after expiration of the Term, or after any termination of the Lease by Landlord, with Landlord's acquiescence and without any written agreement between the parties, Tenant shall be a tenant at sufferance and such tenancy shall be subject to all the provisions hereof, except that the Monthly Rental for the first three (3) months of said holdover period shall be one hundred fifty percent (150%) of the amount of Rent due in the last month of the Term, and thereafter shall be double the amount of Rent due in the last month of the Term. There shall be no renewal of this Lease by operation of law. Nothing in this Paragraph shall be construed as a consent by Landlord to the possession of the Premises by Tenant after the expiration of the Term or any termination of the Lease by Landlord.

    20.  HEADINGS
         --------

          The headings in this Lease are included for convenience only and shall not be taken into consideration in any construction or interpretation of any part of this Lease.

    21.  NOTICES
         -------

          (a) Any notice, request or consent by either party to the other hereunder shall be valid only if in writing and shall be deemed to be duly given only if hand-delivered, or sent by certified mail or by a recognized national overnight delivery service which has a receipt of notice as a part of its delivery function. Such notices shall be addressed (i) if to Tenant, at Tenant's address set forth above, and (ii) if to Landlord, at Landlord's address set forth above, or at such other address for either party as that party may designate by notice to the other. Notice shall be deemed given, if delivered personally, upon delivery thereof, and if mailed, upon the mailing thereof.

          (b) Tenant hereby appoints as its agent to receive service of all dispossessory or distraint proceedings any employee of Tenant in the Premises at the time of such service.

    22.  HEIRS, SUCCESSORS, AND ASSIGNS - PARTIES
         ----------------------------------------

          (a) This Lease shall bind and inure to the benefit of Landlord and Tenant, and their respective successors, heirs, legal representatives and assigns. The term "Landlord" as used in this Lease means only the owner (or the ground lessee) for the time being of the Property and Building of which the Premises are a part, so that in the event of any sale or sales of said Property (or of any lease thereof), Landlord named herein shall be and hereby is entirely released of all covenants and obligations of Landlord hereunder accruing thereafter, and it shall be deemed without further agreement that the purchaser, or the lessee, as the case may be, has assumed and agreed to carry out any and all such covenants and obligations of Landlord hereunder during the period such party has possession of the Property and Building. If the Land and Building are severed as to ownership by sale and/or lease, the owner of the entire Building or lessee of the entire Building that has the right to lease space in the Building to tenants shall be deemed "Landlord". Tenant shall be bound to any such succeeding party for performance by Tenant of all the terms, covenants, and conditions of this Lease and agrees to execute any attornment agreement not in conflict with the terms and provisions of this Lease at the request of any such party.

          (b) The parties "Landlord" and "Tenant" and pronouns relating thereto, as used herein, shall include male, female, singular and plural, corporation, partnership or individual, as may fit the particular parties.

    23.  ATTORNEY'S FEES
         ---------------

          If any law suit or court action between Landlord and Tenant arises out of or under this Lease, the prevailing party in such law suit or court action shall be entitled to and shall collect from the non-prevailing party the reasonable attorney's fees and court costs actually incurred by the prevailing party with respect to said lawsuit or court action.

    24.  TIME OF ESSENCE
         ---------------

            TIME IS OF THE ESSENCE OF THIS LEASE.

    25.  NO ESTATE IN LAND
         -----------------

          Tenant has only a usufruct under this Lease, not subject to levy or sale. No estate shall pass out of Landlord by this Lease.

    26.  SECURITY DEPOSIT
         ----------------

          Tenant has deposited with Landlord $69,438.69 as a security deposit for the performance by Tenant of all the terms, covenants and conditions of this Lease upon Tenant's part to be performed. Landlord shall place such security deposit in an interest-bearing account. The security deposit, together with all interest earned thereon, shall be returned to Tenant within thirty (30) days after the expiration of the Term, if Tenant has fully performed its obligations hereunder. Landlord shall have the right to apply any part of said security deposit to cure any default of Tenant and if Landlord does so, Tenant shall upon demand deposit with Landlord the amount so applied so that Landlord shall have the full security deposit on hand at all times during the Term of this Lease.
If there is a sale or lease of the Building subject to this Lease, Landlord shall transfer the security deposit to the vendee or lessee, and Landlord shall be released from all liability for the return of such security deposit. Tenant shall look solely to the successor Landlord for the return of said security deposit. This provision shall apply to every transfer or assignment made of the security deposit to a successor Landlord. The security deposit shall not be assigned or encumbered by Tenant without the prior consent of Landlord and any such unapproved assignment or encumbrance shall be void.

    27.  COMPLETION OF THE PREMISES
         --------------------------

          Landlord shall supervise completion of the work described in Exhibit
                                                                       -------
"C" subject to payments which may be required of Tenant thereunder.  Any work
- ---
required by Tenant as provided for in said Exhibit "C" shall be performed within
                                           -----------
the provisions and according to all standards of said Exhibit "C".
                                                      -----------

    28.  PARKING ARRANGEMENTS
         --------------------

          (a) Landlord shall maintain four (4) unreserved parking spaces per 1,000 usable square feet leased by Tenant, for the purpose of accommodating the parking needs of Tenant and Tenant's invitees and employees, at no cost or expense to Tenant during the initial Term. Such parking shall be available in the area(s) of the Project designated for parking for the Building (the "Building Parking Areas"). Said parking shall be maintained on the Property or on areas located within reasonable proximity of the Property. Five (5) of such parking spaces shall be located in the Building's parking deck and designated as "reserved" spaces.

          (b) In addition to the parking spaces provided by Landlord pursuant to Paragraph 28(a) hereof, Landlord shall provide, at no cost or expense to Tenant during the initial Term, sufficient parking cards for access to the Building Parking Areas for all persons employed by Tenant at the Premises who desire such parking cards and who are not provided spaces under said Paragraph 28(a), up to a maximum of one-hundred ninety (190) less the number of spaces provided to Tenant under Paragraph 28(a); provided, however, that if in Landlord's reasonable judgement at any time during the Term the Building Parking Areas shall become overburdened, and if Landlord has reasonably determined that Tenant has, on an average daily basis, used more than four (4) parking spaces per 1,000 usable square feet in the Premises during any week that is within one (1) month of the time that Landlord determines that the Building Parking Areas have become overburdened, then Landlord shall have the right to reclaim the parking cards provided under this Paragraph 28(b).

          (c) Tenant's rights under this Paragraph 28 shall be subject to the limitations and conditions from time to time imposed by Landlord.

    29.  RULES AND REGULATIONS
         ---------------------

          The Rules set forth on Exhibit "D" are a part of this Lease.  Landlord
                                 -----------
may from time to time amend, modify, delete or add additional, reasonable Rules for the use, operation, safety, cleanliness and care of the Premises and the Building. Such new or modified Rules shall be effective upon notice to Tenant. Tenant will cause its employees and agents, or any others permitted by Tenant to occupy or enter the Premises to at all times abide by the Rules. If there is a breach of any Rules, Landlord shall have all remedies in this Lease provided for in the Event of Default by Tenant and shall, in addition, have any remedies available at law or in equity, including but not limited to, the right to enjoin any breach of such Rules. Landlord shall use its reasonable efforts to ensure the observance by other tenants and persons of such Rules, but shall not be responsible to Tenant for the nonobservance by any other tenant or person of any such Rules. Landlord shall not discriminate in the enforcement of such Rules.

    30.  RIGHT TO RELOCATE
         -----------------

          At any time or from time to time during the term of this Lease or any renewal thereof, Landlord shall have the unrestricted and unconditional right to relocate Tenant from the Premises to any other office space in the Building. Landlord shall deliver notice to Tenant of Landlord's desire to relocate Tenant, together with a proposal for the area to which such Premises shall be relocated. Should Landlord exercise its right to relocate Tenant under this Section 30 then
(i) expenses of said relocation or of any necessary renovation or alteration, as calculated by Landlord acting reasonably and in good faith prior to any relocation, including moving and stationery costs, shall be paid by Landlord, and (ii) following such relocation, the substituted space shall for all purposes thereinafter constitute the Premises and all terms and conditions of this Lease shall apply with full force and effect to the Premises as so relocated. If Tenant has not relocated its premises within ten (10) days after the relocated space is Substantially Complete, Landlord shall have the right to terminate this Lease by giving notice of such termination to Tenant. Such termination shall be effective upon any date selected by Landlord in the Termination Notice which is at least ten (10) days after the termination notice is given by Landlord to Tenant. Tenant hereby further covenants and agrees to promptly execute and deliver to Landlord any lease amendment or other such document appropriate to reflect the changes in the Lease described or contemplated above.

    31.  LATE PAYMENTS
         -------------

          Any payment due of Tenant hereunder not received by Landlord within five (5) days of the date when due shall be assessed a five percent (5%) charge for Landlord's administrative and other costs in processing and pursuing the payment of such late payment, and shall be assessed an additional five percent (5%) charge for the aforesaid costs of Landlord for each month thereafter until paid in full. Acceptance by Landlord of a payment, and the cashing of a check, in an amount less than that which is currently due shall in no way affect Landlord's rights under this Lease and in no way be an accord and satisfaction. This provision does not prevent Landlord from declaring the non-payment of Rent when due an event of default hereunder.

    32.  ESTOPPEL CERTIFICATE
         --------------------

          At any time after the date hereof, Tenant shall, within fifteen (15) days of the request by Landlord, execute, acknowledge and deliver to Landlord, any Mortgagee, prospective Mortgagee or any prospective purchaser of the Property, the Building, or both (as designated by Landlord), or any prospective purchaser or transferee of the Building an Estoppel Certificate in recordable form, or in such other form as Landlord may from time to time require, evidencing whether or not (a) this Lease is in full force and effect against Tenant; (b) this Lease has been amended in any way; (c) Tenant has accepted and is occupying the Premises; (d) there are any existing defaults on the part of Landlord hereunder or defenses or offsets against the enforcement of this Lease to the knowledge of Tenant (specifying the nature of such defaults, defenses or offsets, if any); (e) the date to which Rent and other amounts due hereunder, if any, have been paid; and (f) any such other information as may be reasonably requested by Landlord. Each certificate delivered pursuant to this Paragraph may be relied on by Landlord, any prospective purchaser or transferee of Landlord's interest hereunder, or any Mortgagee or prospective Mortgagee.

    33.  SEVERABILITY AND INTERPRETATION
         -------------------------------

          (a) If any clause or provision of this Lease shall be deemed illegal, invalid or unenforceable under present or future laws effective during the Term, the remainder of this Lease shall not be affected by such illegality, invalidity or unenforce- ability, and in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there shall be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

          (b) If any provisions of this Lease require judicial interpretation, the court interpreting or construing the same shall not apply a presumption that the terms of any such provision shall be more strictly construed against one party or the other by reason of the rule of construction that a document is to be construed most strictly against the party who itself or through its agent prepared the same, as all parties hereto have participated in the preparation of this Lease.

    34.  MULTIPLE TENANTS
         ----------------

          If more than one individual or entity comprises and constitutes Tenant, then all individuals and entities comprising Tenant are and shall be jointly and severally liable for the due and proper performance of Tenant's duties and obligations arising under or in connection with this Lease.

    35.  FORCE MAJEURE
         -------------

          Landlord shall be excused for the period of any delay and shall not be deemed in default with respect to the performance of any of the terms, covenants, and conditions of this Lease when prevented from so doing by causes beyond Landlord's control, which shall include, but not be limited to, all labor disputes, governmental regulations or controls, fire or other casualty, inability to obtain any material or services (after diligent, good faith efforts to obtain such material or services), or acts of God.

    36.  QUIET ENJOYMENT
         ---------------

          So long as Tenant is in full compliance with the terms and conditions of this Lease, Landlord shall warrant and defend Tenant in the quiet enjoyment and possession of the Premises during the Term against any and all claims made by, through or under Landlord, subject to the terms of this Lease.

    37.  BROKERAGE COMMISSION; INDEMNITY
         -------------------------------

          FAISON & ASSOCIATES ("FAISON") HAS ACTED AS AGENT FOR LANDLORD IN THIS TRANSACTION AND KOLL HAS ACTED AS AGENT FOR TENANT IN THIS TRANSACTION. BOTH FAISON AND KOLL ARE TO BE PAID A COMMISSION BY LANDLORD. Tenant warrants that there are no other claims for broker's commissions or finder's fees in connection with its execution of this Lease arising out of any act or agreement of Tenant. Tenant hereby indemnifies Landlord and holds Landlord harmless from and against all loss, cost, damage or expense, including, but not limited to, attorney's fees and court costs, incurred by Landlord as a result of or in conjunction with a claim of any real estate agent or broker, if made by, through or under Tenant. Landlord hereby indemnifies Tenant and holds Tenant harmless from and against all loss, cost, damage or expense, including, but not limited to, attorney's fees and court costs, incurred by Tenant as a result of or in conjunction with a claim of any real estate agent or broker, if made by, through or under Landlord.

    38.  EXCULPATION OF LANDLORD
         -----------------------

          Landlord's liability to Tenant with respect to this Lease shall be limited solely to Landlord's interest in the Building. Neither Landlord, any of the partners of Landlord, any officer, director, or shareholder of Landlord nor any of the partners of Landlord shall have any personal liability whatsoever with respect to this Lease.

    39.  ORIGINAL INSTRUMENT
         -------------------

          Any number of counterparts of this Lease may be executed, and each such counterpart shall be deemed to be an original instrument.

    40.  GEORGIA LAW
         -----------

          This Lease has been made under and shall be construed and interpreted under and in accordance with the laws of the State of Georgia.

    41.  NO RECORDATION OF LEASE
         -----------------------

          Without the prior consent of Landlord, neither this Lease nor any memorandum hereof shall be recorded or placed on public record.

    42.  HAZARDOUS WASTES
         ----------------

          Tenant shall not (either with or without negligence) cause or permit the escape, disposal or release of any Hazardous Substances (as hereinafter defined). Tenant shall not allow the storage or use of Hazardous Substances in any manner not sanctioned by law or by the highest standards prevailing in the industry for the storage and use of Hazardous Substances, nor allow to be brought into the Building, the Premises or the Property, any such Hazardous

Materials except to use in the ordinary course of Tenant's business, and then only after notice is given to Landlord of the identity of such Hazardous Substances; provided, however, that so long as Tenant strictly complies or causes compliance with all applicable governmental rules and regulations concerning use, storage, production, transportation and disposal of Hazardous Substances, such consent shall not be required for customary cleaning and other supplies used by Tenant in the ordinary course of business. As used herein, the term "Hazardous Substances" means all hazardous substances and materials, including without limitation those described in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C.
Section 6901 et seq., any applicable state or local laws and the regulations adopted under these acts. If any governmental agency shall ever require testing to ascertain whether or not there has been any release of Hazardous Substances, then the reasonable costs thereof shall be reimbursed by Tenant to Landlord upon demand as additional charges if such requirement applies to the Premises as a result of the breach of Tenant's obligations under this Paragraph 42. In addition, Tenant shall execute affidavits, representations and the like from time to time at Landlord's request concerning Tenant's best knowledge and belief regarding the presence of Hazardous Substances on the Premises. In all events, Tenant shall indemnify Landlord in the manner elsewhere provided in this Lease from any release of Hazardous Substances on the Premises occurring while Tenant is in possession, or elsewhere if caused by Tenant or persons acting under Tenant. The within covenants shall survive the expiration or earlier termination of the Lease Term.

    43.  LEASE BINDING UPON DELIVERY
         ---------------------------

          This Lease shall not be binding until and unless all parties have duly executed said Lease and a fully executed counterpart of said Lease has been delivered to Tenant.

    44.  SPECIAL STIPULATIONS
         --------------------

          The special stipulations attached hereto and made a part hereof, if any, shall control if in conflict with any of the foregoing provisions of this Lease.



                       [Signatures begin on following page]

    IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed under seal, on the day and year first above written.

                         TENANT:

                         NOVA INFORMATION SYSTEMS, INC., a Georgia corporation


                              By: /s/ Donna Hall
                                 --------------------------------------
                              Name: /s/ Donna Hall
                                   ------------------------------------
                              Title:  Vice President
                                    -----------------------------------
                              Attest: /s/ Cathy A. Harper
                                     ----------------------------------
                              Name: /s/ Cathy A. Harper
                                   ------------------------------------
                              Title:  Vice President General Counsel
                                    -----------------------------------

Date executed by                         (CORPORATE SEAL)
Tenant:   5/22/96
       ------------


*Note: If Tenant is a corporation, two authorized corporate officers must execute this Lease in their appropriate capacities for Tenant, affixing the corporate seal.

Tenant's Federal Employer Identification Number:   58-1916822
                                                -----------------


                                    "LANDLORD"

                                    CONCOURSE I, LTD., a Georgia limited
                                    partnership

                              By:  State of California Public Employees'
                                   Retirement System, as general partner of
                                   Concourse I, Ltd.

                                   By: LaSalle Advisors Limited Partnership, as duly authorized agent of State of California Public Employees' Retirement System

Date Executed by
Landlord:   5/31/96                     By:  /s/ John Levy
         -------------                     ----------------------------
                                             John Levy
                                             Senior Vice President


                                        By:  /s/ Rebecca S. Smith
                                           ----------------------------
                                             Rebecca S. Smith
                                             Vice President

                       SPECIAL STIPULATIONS
                       TO LEASE AGREEMENT BY AND BETWEEN
                       CONCOURSE I, LTD., AS LANDLORD, AND
                       NOVA INFORMATION SYSTEMS, INC., AS TENANT


     1.   Area of Premises in Building.  The rentable areas of the Premises and
          ----------------------------
Building have been and shall be determined using a loss factor of not more than sixteen percent (16%) in accordance with the American National Standard Method of Measuring Floor Area in Office Buildings of the Building Owners and Managers Association International (ANSI Z65.1 - 1980 [approved July 31, 1980], as modified and updated from time to time). Landlord certifies the accuracy of the measurements set forth in this Lease. Tenant shall have the right to independently verify that the Premises has been measured in accordance with such standard.

     2.   Rent.  Notwithstanding anything to the contrary contained in Paragraph
          ----
2 of this Lease, for so long as Tenant is in full compliance with the terms and conditions of this Lease, and if Tenant pays the first payment of Monthly Rental on the date of execution of this Lease, Tenant shall be obligated to pay one-half (1/2) of the Monthly Rental set forth in Paragraph 2 of this Lease for the four (4) month period beginning on the Commencement Date; provided, however, that this provision shall not eliminate or be deemed to eliminate Tenant's obligation to pay any other amounts or charges due of Tenant under this Lease, including, but not limited to, the amounts and charges due of Tenant under Paragraph 8(c) of this Lease, and Landlord does not waive the right to collect any such sums.

     3.   Operating Costs Cap.  Notwithstanding the terms and conditions of
          -------------------
Paragraph 3 of this Lease, except as described below, in no event shall Tenant's Share of Operating Costs for any year exceed what such costs would have been, had Operating Costs increased by eight percent (8%) over the Operating Costs for the immediately preceding year in which the Lease was in effect; provided, however, and notwithstanding the above limitation, that for the purposes of determining whether or not the aforesaid limit on increases in Tenant's Share of Operating Costs from year to year is exceeded or not, the components of Operating Costs related to taxes and assessments attributable to the Property or Building or its operation, utilities costs to the Building, Property or Premises and insurance premiums related to or payable in connection with the Building, Property or Premises shall not be considered or factored into such determination, and there shall be no limit on the amounts of Operating Costs related to taxes, utilities and insurance premiums for the Building, Property or Premises that can be passed on by Landlord to Tenant or that shall be due of Tenant at any time and from year to year, except as expressly provided for in this Lease.

     4.   Augmentation of Allowance.  To the extent the costs to complete the
          -------------------------
tenant fit-up and finish work in the Premises are greater than the "Allowance" and the "Design Fee Allowance" (as those terms are defined in Exhibit "C";
                                                              -----------
collectively, the "Total Allowance"), then, upon Tenant's request, (a) the amount of such costs in excess of $15.10 per usable square foot in the Premises and less than or equal to $18.10 per usable square foot in the Premises shall be added to the Monthly Rental due of Tenant, amortized over the Term at an interest rate of twelve percent (12%) per annum, and (b) the amount of such costs in excess of $18.10 per usable square foot in the Premises shall be paid by Tenant to Landlord on demand.

     5.   Right of First Refusal.  Provided this Lease is then in full force and
          ----------------------
effect and Tenant is in full compliance with the terms and conditions of this Lease, and there is no sublease affecting the Premises and no assignment of Tenant's interest in the Lease at such time to an unaffiliated third party, Landlord hereby grants Tenant the right to lease the approximately 10,000 rentable square feet shown on Exhibit "F" attached hereto and by this reference
                              -----------
incorporated herein (the "Expansion Space") in accordance with the terms and conditions set forth in this Special Stipulation No. 5 during the first three
(3) Lease Years. Should Landlord receive a bona fide written offer from an unaffiliated third party to lease all or any portion of the Expansion Space during such period, upon terms and conditions and at a rental rate acceptable to Landlord, Landlord shall notify Tenant thereof in writing, and offering to lease the Expansion Space to Tenant. Tenant shall have ten (10) days to accept or reject such offer. If Tenant rejects such offer or fails to respond within said ten (10) day period, then Landlord shall be entitled to rent said space to such third party. If Tenant accepts said offer, then Tenant shall have leased such space at the rate of Monthly Rental (on a per rentable square foot per annum basis) then in effect for the Premises, and upon the other terms and conditions as contained in this Lease and for a term co-terminus with the Lease, except that such space shall be leased "as is, where is". The Rent for such space shall commence on the earlier to occur of (i) ninety (90) days after Tenant accepts such offer for such space, or (ii) on the date Tenant occupies such space.

     6.   Additional Available Space.  Provided this Lease is then in full force
          --------------------------
and effect and Tenant is in full compliance with the terms and conditions of this Lease, and there is no sublease affecting the Premises and no assignment of Tenant's interest in the Lease at such time to an unaffiliated third party, then at any time during the first three (3) Lease Years, Tenant shall have the one
(1) time right to request in writing that Landlord provide to Tenant up to 10,000 rentable square feet of additional space in the Building and, within ten
(10) days of such request, Landlord shall notify Tenant in writing of the location of such space and the date on which such space will be available, and Tenant shall have leased such space at the rate of Monthly Rental (on a per rentable square foot per annum basis) then in effect for the Premises, and on the other terms and conditions as contained in the Lease and for a term co-terminus with the Lease, except that such space shall be leased "as is, where is". The base rent for such space shall be at the same rate of Monthly Rental (on a per square foot per annum basis) than being paid by Tenant for the Premises, and shall commence on the earlier to occur of (i) the date Tenant first occupies such space, or (ii) ninety (90) days after Landlord gives Tenant the notice that such space is available.

     7.   Renewal of Lease.  Provided this Lease is then in full force and
          ----------------
effect and Tenant is in full compliance with the terms and conditions of this Lease, and there is no sublease affecting the Premises and no assignment of Tenant's interest in the Lease at such time to an unaffiliated third party, Landlord hereby grants to Tenant an option to renew this Lease for one (1) period of five (5) years, at a rental rate equal to the rental rate then being offered in the Building or in other buildings comparable to the Building located in the Project, with reasonably comparable on-site amenities and services and comparable parking rights and privileges, as such rate is established by Landlord in its reasonable judgment, taking into account tenant improvement allowances, base year and concessions. Tenant shall notify Landlord no more than twelve (12) months and no less than nine (9) months prior to the end of the Term if Tenant desires to renew this Lease under the terms of this Special Stipulation No. 7. If Tenant does give such notice, Landlord shall indicate to Tenant at least seven (7) months prior to the end of the Term the rental rate which shall be in effect for the Term as extended, on the basis as above-described. Tenant shall have thirty (30) days from the date Landlord makes such offer to either accept or reject such offer. If Tenant rejects such offer or fails to respond within such thirty (30) day period, then this Lease shall terminate as of the end of the Term as established herein. If Tenant accepts such offer, then the Term shall be extended by said five (5) year period, upon the same terms and conditions as contained in this Lease, and the rent for such period shall be the rent as offered by Landlord and accepted by Tenant pursuant to the terms and conditions of this Special Stipulation No. 7.

     8.   Conditions on Expansion/Renewal.  Notwithstanding anything to the
          -------------------------------
contrary contained herein, any right or option to extend the Term of the Lease or expand the Premises is expressly contingent upon Landlord consenting to such extension or expansion, with such consent by Landlord to be granted or withheld solely upon the credit issues described below. Landlord shall not be obligated to consent to Tenant's exercise of any right or option for an extension or expansion, and such exercise by Tenant shall be of no force or effect if, at the time of the exercise in question by Tenant, the creditworthiness of Tenant (taking into account net worth, cash on hand and cash available and net cash flow from operations) is materially less than reflected on Tenant's financial statements presented to Landlord prior to the execution of this Lease. As a condition to the consent by Landlord to the exercise of any such right or option by Tenant, Landlord may request current financial statements from Tenant certified by an officer or partner of Tenant, or, if available, an outside independent auditor, to be true and correct. Tenant shall provide such information to Landlord upon request, and Landlord shall have a reasonable time to review and assess such information prior to granting consent to any such exercise by Tenant. In addition to the foregoing, any right or option to expand the Premises is expressly subject to the rights to lease such space now held by existing tenants of the Building pursuant to their leases with Landlord. Upon Tenant's request, Landlord shall provide Tenant with a schedule of encumbrances on such space.

     9.   Computer Room Emergency Power.  Landlord shall use reasonable efforts
          -----------------------------
to assist Tenant in reaching an agreement between Fairchild Communications Services, Inc. and Tenant regarding emergency power for Tenant's Computer Room (as hereinafter defined). Upon Tenant's request, Landlord shall provide Tenant with reasonable access to the vertical and horizontal shafts in the Building to bring such emergency power services to the Computer Room.

     10.  Allowance for Health Club Initiation Fees.  Provided this Lease is in
          -----------------------------------------
full force effect and Tenant is in full compliance with the terms and conditions of this Lease, Landlord hereby covenants and agrees to pay on behalf of Tenant the initiation fees for six (6) individuals at the Concourse Athletic Club (the "Club"), provided Tenant requests such payment not later than December 31, 1996. No provision of this Special Stipulation No. 10 shall mean or be deemed to mean that Landlord shall be obligated to pay any additional charges which Tenant might incur in or with respect to the Club, and all such charges shall be the responsibility of Tenant and/or the individuals incurring such charges. No provision of this Special Stipulation No. 10 shall mean or be deemed to mean that Landlord guarantees that the Club shall remain open for business, or that Landlord would have an obligation or requirement to provide access or membership to another athletic or health club facility if the Club ceases to operate or changes its method of operations, and Landlord has not made and does not make any such agreement.

     11.  Tenant's Right to Install Satellite Antenna Module.  (a) Subject to
          --------------------------------------------------
the terms and conditions as described below, Tenant shall have the right (without the requirement of paying any additional rent, except as set forth to the contrary in this Special Stipulation No. 11) to place on the roof of the Building a satellite antenna module (the "Antenna") and related hardware and cabling, connected to the Premises, to service and serve the Premises and communications to and from the Premises. Tenant must obtain and pay for all permits and license fees which may be required to be paid for the erection and maintenance of any and all such Antenna. The right of Tenant to install such Antenna is expressly conditioned upon Tenant's Antenna not interfering with any antennae presently existing on or within the Project, and Tenant hereby covenants and agrees that the Antenna will not so interfere. Landlord shall use its reasonable efforts to ensure that no equipment installed on the roof of the Building after the Commencement Date unreasonably interferes with the operation and use of the Antenna by Tenant.

          (b) Tenant shall furnish detailed plans and specifications for such Antenna systems to Landlord for Landlord's consent, which consent shall not be unreasonably withheld, conditioned or delayed, provided Landlord may condition its consent by requiring that such systems be installed in the least conspicuous of all acceptable locations on which the systems might be located and that all components and elements thereof (except the terminal devices and structures) be concealed from view from within and without the Building. Upon the giving of such consent, such systems shall be installed at Tenant's expense by a contractor selected by Tenant and approved by Landlord, such approval not to be unreasonably withheld, conditioned or delayed. In the installation of such systems, Tenant shall comply with all applicable laws and keep the Premises, Building and Property free and clear from liens arising from or related to Tenant's installation, and shall provide all insurance with respect to or in connection with the Antenna as Landlord in Landlord's reasonable judgement deems appropriate or necessary. Tenant shall be entitled to use such portions of the Building as may be reasonably necessary for the installation, operation and maintenance of the Antenna, and Tenant shall have reasonable access to such portions of the Building at all times throughout the term of this Lease for such purposes; provided however, that except for the roof, any cables, conduits or other physical connections between such Antenna and the Premises shall be concealed underground or within permanent walls, floors, columns and ceilings of the Building and in the shafts of the Building provided for such installations, not damaging the appearance of the Building or reducing the usable or rentable space of the Building; and provided further, that except for the roof and Premises, any installation or maintenance work performed by Tenant or at Tenant's direction shall be performed without unreasonably interfering with Landlord's or any other tenant's use of the Building, and upon completion of such installation and maintenance (initially and from time to time) Tenant shall restore such portions of the Building to a condition reasonably comparable to that existing prior to such installation or maintenance. Tenant shall be responsible for procuring whatever licenses or permits may be required for the use of such systems or operation of any equipment served thereby, and Landlord shall cooperate with Tenant, at Tenant's expense, in procuring such licenses or permits, to the extent required by applicable laws. Landlord makes no warranties whatsoever as to the permissibility of such systems under applicable laws. Tenant shall not permit Tenant's Antenna to constitute a nuisance or unreasonably interfere with the operations of other tenants of the Building or with the normal use of the area surrounding the Building by occupants thereof; provided, however, that Tenant's obligation under the foregoing clause with respect to communications facilities installed by other tenants of the Building shall only apply to such facilities installed prior to the installation of the Antenna. Upon termination or expiration of this Lease, Tenant shall remove the Antenna installed pursuant to this Special Stipulation No. 11 at its expense and shall repair and restore the Building to a condition comparable to that existing prior to such installation, normal wear and tear excepted.

          (c) Landlord reserves the right to relocate said Antenna at any time at Landlord's sole expense, provided such relocation shall have no adverse impact on the operations of such Antenna as a service to the Premises. Tenant hereby covenants and agrees that such Antenna is designed and shall be installed in a manner so that it is relocatable without extraordinary or unreasonable trouble, effort or expense.

     12.  Hazardous Waste Covenant.  (a) To the best of Landlord's knowledge and
          ------------------------
belief, but without any independent investigation or inquiry of any kind or nature whatsoever, there are no Hazardous Substances in the Premises other than "Permitted Hazardous Substances", as that term is defined below. Landlord covenants and agrees that if any Hazardous Substances other than Permitted Hazardous Substances are found in the Property in such amounts and locations as would require Landlord to remove such materials as a matter of law, then Landlord shall remove or cause to be removed such Hazardous Substances at Landlord's sole cost and expense, and such cost and expense shall not be included in Operating Costs. Such removal shall be accomplished in a manner that does not cause an unreasonable disruption to Tenant's operations in the Premises.

          (b) The term "Permitted Hazardous Substances" shall mean such Hazardous Substances as are commonly and legally used or stored as a consequence of using, maintaining or operating the Property, but only so long as the quantities thereof do not pose a threat to public health or to the environment or would necessitate a "response action" as that term is defined in CERCLA, and so long as Landlord strictly complies or causes compliance with all applicable governmental rules and regulations concerning the use, storage, production, transportation and disposal of such Hazardous Substances.

     13.  Loss of Service; Abatement.  If Landlord fails to furnish or delays in
          --------------------------
furnishing any service Landlord is obligated to provide under this Lease, Tenant shall be entitled to abate Rent until the service is restored, but only under the following terms and conditions:

                  (a) the loss of service was not caused by, through or under Tenant;

                  (b) the loss of service must be of a material nature so as to render the Premises substantially unusable for the purposes contemplated by this Lease;

                  (c) Tenant must give written notice promptly to Landlord of the loss of service and its claim for abatement under this provision and, if the loss of service is the result of a cause within Landlord's control, Tenant shall thereafter be entitled to abatement of Rent, assuming all other conditions of this provision are satisfied, commencing on the day such service is curtailed, provided that if such service is restored or replaced within three (3) business days of Landlord's receipt of such notice, then Tenant shall not be entitled to any such abatement; and

                  (d) Landlord may prevent or stop abatement by providing substantially the same service (i.e., without unreason-able or overly burdensome interruption) by temporary or alternative means until the cause of the loss of service can be corrected.

     14.  Signs.  (a) Tenant shall be entitled to install its own graphics and
          -----
signage in the elevator lobbies of any floor which Tenant leases in its entirety, subject to Landlord's prior consent as to the design, size and color of such graphics, such consent not to be unreasonably withheld or delayed by Landlord.

          (b) So long as Tenant is not in default under this Lease after any applicable grace or cure periods expressly provided for in this Lease, Tenant shall also have the right to have a section panel on the Building's existing, free-standing pylon sign at the entrance to the Building, subject to Landlord's prior consent as to the design, size and color of such panel, such consent not to be unreasonably withheld or delayed.

          (c) The cost of any sign installed under this Special Stipulation No. 14 shall be charged against the Total Allowance.

          (d) Tenant shall receive proportionate space in the Building's lobby directory.

     15.  Landlord's Compliance with Laws.  Notwithstanding any provision
          -------------------------------
contained in this Lease to the contrary, Landlord represents and warrants to Tenant that on the date of delivery of possession of the Premises to Tenant, the Premises, Building and Property will be in compliance with all laws, ordinances, orders, rules, regulations, and other governmental requirements relating to the use, condition, and occupancy of the same, and all rules, orders, regulations, and requirements of the board of fire underwriters or insurance service office, or any similar body having jurisdiction over the same. Landlord further represents and warrants to Tenant that the uses permitted under this Lease for Tenant are permitted uses under the zoning for the Building and Property.

     16.  Security.  Landlord shall provide security services for the Building
          --------
and Project comparable as to coverage, control and responsiveness (but not necessarily as to means for accomplishing same) to other similarly situated first-class, multi-tenant office buildings in the north metropolitan area of Atlanta, Georgia; provided, however, Landlord shall have no responsibility to prevent, and shall not be liable to Tenant for, any liability or loss to Tenant, its agents, employees and visitors arising out of losses due to theft, burglary, or damage or injury to persons or property caused by persons gaining access to the Premises, unless caused by the gross negligence or willful misconduct of Landlord or its agents, and Tenant hereby releases Landlord from all liability for such losses, damages or injury.

     17.  Air Conditioning.  (a) At no cost to Tenant, Landlord shall provide
          ----------------
Tenant with condenser water sufficient for (i) the cooling requirements of not more than two (2) supplemental air conditioning units of up to five (5) tons each or such other apparatus as may be approved by Landlord (collectively, the "Computer Room Units") in Tenant's Computer Room, and (ii) the Additional Unit (as hereinafter defined), on a twenty-four (24) hours per day, three hundred sixty-five (365) days per year basis; provided, however, that such condenser water service shall be interrupted for a reasonable time twice per year for cleaning purposes, and Tenant must make alternate arrangements during such periods to provide supplemental air conditioning in Tenant's Computer Room.

          (b) Tenant shall have the right to install an additional supplemental air conditioning unit (the "Additional Unit") for approximately 3,000 square feet of space within the Premises in accordance with plans reasonably acceptable to Landlord and at Tenant's sole cost and expense.

          (c) Landlord shall install separate meters for the Computer Room Units and the Additional Unit at Tenant's sole cost and expense, and Tenant shall pay for such air conditioning service in accordance with Paragraph 8 of this Lease, based on the cost of such service actually incurred by Landlord, with no premium or surcharge.

          (d) Tenant shall maintain the Computer Room Units and the Additional Unit at Tenant's sole cost and expense in accordance with Paragraph 7(a) of this Lease.

     18.  Security Deposit.  If Tenant is then in full compliance with this
          ----------------
Lease, and Landlord has not previously applied any portion of such security deposit to cure any default of Tenant, then within thirty (30) days after the date which is thirty-six (36) months after the Commencement Date Landlord shall return said security deposit, together with all interest earned thereon, to Tenant.

     19.  Abandonment of Premises.  If Tenant abandons or vacates the Premises
          -----------------------
for more than ninety (90) days, Landlord shall have the right, but not the obligation, to terminate this Lease at any time thereafter by giving Tenant ten
(10) days' advance notice of such termination.

     20.  Audit.  (a) Landlord agrees to keep books and records showing
          -----
Operating Costs in accordance with a sound system of accounts and accounting practices. Tenant or its representative (which shall be a "Big 6" accounting firm or Tenant's regular accounting firm) shall have the right to examine Landlord's books and records showing Operating Costs upon reasonable prior notice and during normal business hours at any time within ninety (90) days following the furnishing by Landlord to Tenant of any final invoice or reconciliation statement for any given year. Any information obtained by Tenant and its auditors and examiners from such examination will be treated as confidential unless and until such information has been publicly disclosed by Landlord, and Tenant shall execute and cause its outside auditor or examiner to execute such confidentiality agreement as Landlord shall reasonably request, to reflect and effectuate the confidentiality provisions of this Special Stipulation No. 20. However, nothing herein contained shall limit or impair the right or obligation of Tenant to disclose such information when required by law or to appropriate regulatory authorities having jurisdiction over its affairs, or to use the same in connection with the enforcement of the terms and conditions of this Lease. Unless Tenant takes written exception to any item within ninety (90) days after the furnishing of Landlord's invoice or statements, then such invoices or statements shall be considered as final and accepted by Tenant.

          (b) Tenant shall furnish Landlord with a copy of all information and material generated for or on behalf of Tenant with respect to such audit, whether or not Tenant disputes the calculations or charges from Landlord. If Tenant does dispute such charges, then Tenant shall submit to Landlord, as a part of the notice of such dispute, a precise and detailed narrative account of the exact nature of the dispute, with specific reference to the differences found by Tenant. Such statement shall be certified as true, correct and accurate by the auditor or examiner making such findings. If Tenant's audit reveals an underpayment of Operating Costs by Tenant, then Tenant shall pay the same within thirty (30) days after receipt of the audit results.

          (c) If the total Operating Costs as disclosed by such audit are finally determined to have been overstated by five percent (5%) or more, Landlord shall promptly reimburse or credit Tenant for the reasonable, actual costs of such audit (based upon the hourly charges of the personnel involved in the audit, and not any contingency payment), in addition to refunding all overpayments previously made by Tenant.

     21.  Late Delivery of Premises.  If the Premises are not Substantially
          -------------------------
Complete on or before November 1, 1996 (as such date shall be extended by one
(1) day for every day Landlord is delayed due to Tenant Delay or due to an item of force majeure) (the "Target Completion Date"), then Tenant shall be entitled to a day of abatement of Monthly Rental for each day between the Target Completion Date and the date on which the Premises are Substantially Complete, and the Term shall also be extended by a like number of days, so there is a full sixty-four (64) month Term.

     22.  Locked Computer Room.  Notwithstanding any other provisions of this
          --------------------
Lease to the contrary, and as long as any insurer does not prohibit such, Landlord shall have no access to the portion of the Premises designated as the "Computer Room" on Exhibit "B" unless accompanied by Tenant's authorized
                   -----------
representatives, except as set forth herein. Landlord, when so accompanied by Tenant's representative shall have the right to inspect the Computer Room during Tenant's normal business hours after giving Tenant reasonable prior notice requesting such an inspection. In cases of emergency where immediate access to the Computer Room is necessary, Landlord may, after being unable to locate an employee of Tenant using reasonable means, gain access to the Computer Room by using force. Landlord shall not be responsible for providing janitorial services with respect to the Computer Room. Landlord shall not receive copies of keys, pass cards or cipher lock combinations to the Computer Room.

     23.  After Hours HVAC Charges.  Landlord hereby agrees that should Tenant
          ------------------------
request that any HVAC services be rendered to the Premises after the normal Building operating hours set forth in this Lease, Landlord shall supply such after hours HVAC services upon reasonable advance verbal request by Tenant, with written confirmation thereof. Tenant shall pay Landlord, as additional rent, an after hours HVAC charge which is currently in the amount of $38.00 per hour per floor for said requested services (which charge may increase as set forth below), which shall be due and payable within thirty (30) days of the use of such service. After hours HVAC expenses which are charged by Landlord hereunder shall be consistent with the rates charged to other tenants of the Building and shall be based on and shall include, by way of illustration but not limitation, the costs of the power or electricity itself, the costs of running the machinery and equipment for or in connection with such service, depreciation and wear and tear, administrative and labor costs and fees, billing and collection costs and fees, and other such overhead costs and fees.

     24.  Defaults; Late Payments of Rent.  Notwithstanding the terms and
          -------------------------------
conditions of Paragraph 10(a)(i) of the Lease, it shall not be an Event of Default under this Lease unless and until the Rent payable under this Lease or any other sum of money due of Tenant hereunder is not paid within five (5) days of the date notice of such late payment is received by Tenant; provided, however, if one (1) payment due of Tenant hereunder in any one (1) Lease Year is not made until after notice of such late payment is received by Tenant, then it shall be an Event of Default hereunder by Tenant if any subsequent payment due of Tenant hereunder in the same Lease Year is not made within ten (10) days of the date when due.

     25.  Landlord's Indemnity.  Landlord hereby agrees to indemnify and hold
          --------------------
Tenant harmless from and against any and all loss, cost or damage, or claim thereof, suffered or incurred by Tenant arising out of or resulting from the willful misconduct or gross negligence of Landlord, its agents, servants, employees, licensees, contractors or subcontractors.

     26.  Condition on Landlord's Right to Relocate.  Paragraph 30 of this Lease
          -----------------------------------------
shall not apply to any portion of the Premises which comprises at least 20,000 rentable square feet on any one (1) floor of the Building.

     27.  Landlord's Insurance.  As a matter of information only, Landlord
          --------------------
currently carries, with respect to the Building and Property, (i) casualty insurance, insuring Landlord's interest in the Building in the amount of $30,000,000.00, (ii) commercial general liability insurance in the amount of $2,000,000.00 general aggregate limit per location, and (iii) worker's compensation insurance in an amount not less than the minimum required by law; provided, however, that Landlord does not commit to, and shall not be obligated to, carry such insurance or carry the insurance in the amounts and coverages set forth above.

     28.  Electrical Design.  Landlord hereby acknowledges that the electrical
          -----------------
design to be incorporated into the "Tenant Improvements" (as defined in Exhibit
                                                                        -------
"C"), as set forth in those certain plans and specifications therefor prepared
- ---
by ________________________ ____________________________, dated ____________,
1996, shall not require the installation of Additional Electrical Equipment under Paragraph 8(b)(iv) of this Lease.

     29.  Mortgages.  Landlord hereby represents and warrants to Tenant that, as
          ---------
of the date hereof, there are no mortgages or deeds to secure debt encumbering the Property.

     30.  Emergency Generator.  Tenant shall have the right to install, at
          -------------------
Tenant's sole cost and expense (but without an increase in Monthly Rental), an emergency electricity generator (the "Generator") in a location on the Property reasonably acceptable to Landlord and in accordance with plans and specifications reasonably acceptable to Landlord. Tenant shall maintain the Generator at Tenant's sole cost and expense in accordance with Paragraph 7(a) of this Lease. Tenant shall have the right to remove the Generator from the Property on or before the last day of the Term, subject to the conditions of Paragraph 7(c) of this Lease. Unless Tenant removes the Generator as set forth above in this Special Stipulation No. 30, the Generator shall become the property of Landlord at the expiration or earlier termination of this Lease.

     31.  Tenant's Access to the Premises.  Tenant shall have the right, upon
          -------------------------------
reasonable prior notice to Landlord, as part of "Tenant's Work" (as defined in

Exhibit "C"), to enter the Premises during the construction of the Tenant
- -----------
Improvements for the purpose of installing cables and wires in accordance with plans approved by Landlord in accordance with Exhibit "C"; provided, however,
                                              -----------
that Tenant shall use its reasonable efforts to cause such work to be conducted in a manner that causes the least amount of disruption to and interference with the construction of the Tenant Improvements in the Premises, and in the event such work causes any interference with the construction of the Tenant Improvements, then it shall be a Tenant Delay to the extent such interference causes a delay in the completion of the Tenant Improvements.

     32.  SEC Filing.  In the event that Tenant is required by law to refer to
          ----------
this Lease in any filing with the Securities and Exchange Commission, such filing shall not be deemed a violation of Paragraph 41 hereof.

                         Initials:
                         --------

                         Landlord:  _______
                         Tenant:    _______


                                    Initials:
                                    --------

                                    Landlord:  _______
                                    Tenant:    _______
                       TABLE OF CONTENTS
                       -----------------


Item  Page
- ----  ----



1.   PREMISES AND TERM    1
     -----------------

2.   RENT    2
     ----

3.   REIMBURSEMENT FOR INCREASES IN OPERATING EXPENSES AND TAXES    2
     -----------------------------------------------------------

4.   DELIVERY OF THE PREMISES    5
     ------------------------

5.   ACCEPTANCE OF THE PREMISES    6
     --------------------------

6.   USE    6
     ---

7.   TENANT'S CARE OF THE PREMISES    6
     -----------------------------

8.   SERVICES    7
     --------

9.   DESTRUCTION OR DAMAGE TO PREMISES   10
     ---------------------------------

10...    DEFAULT BY TENANT; LANDLORD'S REMEDIES  11
       ----------------------------------------

11...                 ASSIGNMENT AND SUBLETTING  13
       ----------------------------------------

12...                              CONDEMNATION  15
       ----------------------------------------

13...                               INSPECTIONS  16
       ----------------------------------------

14...                             SUBORDINATION  16
       ----------------------------------------

15...         INDEMNIFICATION AND HOLD HARMLESS  17
       ----------------------------------------

16...                        TENANT'S INSURANCE  18
       ----------------------------------------

17...                       REMEDIES CUMULATIVE  19
       ----------------------------------------

18...              ENTIRE AGREEMENT - NO WAIVER  19
       ----------------------------------------

19...                              HOLDING OVER  19
       ----------------------------------------

20...                                  HEADINGS  19
       ----------------------------------------

21...                                   NOTICES  19
       ----------------------------------------

22...  HEIRS, SUCCESSORS, AND ASSIGNS - PARTIES  20
       ----------------------------------------

23...                           ATTORNEY'S FEES  20
       ----------------------------------------

24...                           TIME OF ESSENCE  20
       ----------------------------------------

25...                         NO ESTATE IN LAND  20
       ----------------------------------------

26...                          SECURITY DEPOSIT  21
       ----------------------------------------

27...                COMPLETION OF THE PREMISES  21
       ----------------------------------------

28...                      PARKING ARRANGEMENTS  21
       ----------------------------------------

29...                     RULES AND REGULATIONS  22
       ----------------------------------------

30...                         RIGHT TO RELOCATE  22
       ----------------------------------------

31...                             LATE PAYMENTS  22
       ----------------------------------------

32...                      ESTOPPEL CERTIFICATE  23
       ----------------------------------------

33...           SEVERABILITY AND INTERPRETATION  23
       ----------------------------------------

34...                          MULTIPLE TENANTS  23
       ----------------------------------------

35...                             FORCE MAJEURE  23
       ----------------------------------------

36...                           QUIET ENJOYMENT  24
       ----------------------------------------

37...           BROKERAGE COMMISSION; INDEMNITY  24
       ----------------------------------------

38...                   EXCULPATION OF LANDLORD  24
       ----------------------------------------

39...                       ORIGINAL INSTRUMENT  24
       ----------------------------------------

40...                               GEORGIA LAW  24
       ----------------------------------------

41...                   NO RECORDATION OF LEASE  24
       ----------------------------------------

42...                          HAZARDOUS WASTES  24
       ----------------------------------------

43...               LEASE BINDING UPON DELIVERY  25
       ----------------------------------------

44...                      SPECIAL STIPULATIONS  25
       ----------------------------------------




Exhibit "A" - Location of Premises Within Building

Exhibit "B" - Space Plan of Premises

Exhibit "C" - Work Letter

Exhibit "D" - Rules and Regulations

Exhibit "E" - Description of the Property

Exhibit "F" - Location of Expansion Space Within Building

Exhibit "G" - Acceptance of Premises Agreement

                                      -28-